UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            February 18, 2020

AMREP CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

620 West Germantown Pike, Suite 175 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 487-0905

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.10 par value	AXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Refer to Note 2 to the consolidated financial statements contained in the annual report on Form 10-K for the year ended April 30, 2019 of AMREP Corporation (the “Company”), which was filed with the Securities and Exchange Commission on July 26, 2019, for detail regarding the following agreements: the membership interest purchase agreement, dated as of April 26, 2019, between Palm Coast Data Holdco, Inc. (“Seller”) and Studio Membership Services, LLC (“Buyer”); the triple net lease agreement, dated as of April 26, 2019 (the “2 Commerce Lease Agreement”), between Palm Coast Data LLC (“PCD”) and Two Commerce LLC (“TC”), pursuant to which PCD leases from TC a 61,000 square foot facility located at 2 Commerce Boulevard, Palm Coast, Florida (the “2 Commerce Property”); and the triple net lease agreement, dated as of April 26, 2019 (the “11 Commerce Lease Agreement”), between PCD and Commerce Blvd Holdings, LLC (“CBH”), pursuant to which PCD leases from CBH a 143,000 square foot facility located at 11 Commerce Boulevard, Palm Coast, Florida (the “11 Commerce Property”). Seller, TC and CBH are subsidiaries of the Company.

As previously reported in the current report on Form 8-K of the Company filed with the Securities and Exchange Commission on December 27, 2019, each of TC and CBH filed a complaint on December 19, 2019 in the Circuit Court of the Seventh Judicial District in and for Flagler County, Florida against PCD and the guarantors under the 2 Commerce Lease Agreement and the 11 Commerce Lease Agreement. Each complaint included claims for damages and for the eviction of PCD from the 2 Commerce Property and the 11 Commerce Property. In connection with such lawsuits, PCD and the guarantors raised certain claims against the Company and certain of its subsidiaries, including with respect to the Purchase Agreement, the 2 Commerce Lease Agreement and the 11 Commerce Lease Agreement.

On February 18, 2020, Seller, Buyer and PCD entered into a settlement agreement (the “Settlement Agreement”) pursuant to which Seller, Buyer and PCD agreed to settle the outstanding claims among the parties in accordance with the following terms:

•	Settlement Payments. PCD agreed to pay Seller $325,000 on or before February 18, 2020, $100,000 on or before February 25, 2020, $100,000 on or before March 3, 2020, $100,000 on or before March 10, 2020 and $325,000 on or before March 20, 2020 (collectively, the “Settlement Payments”).

•	Amendments to the Lease Agreements. If all Settlement Payments have been timely received by Seller, the following amendments to the 2 Commerce Lease Agreement and the 11 Commerce Lease Agreement will become effective:

o	The 2 Commerce Lease Agreement will be amended to provide that (a) TC will be responsible for paying 2019 property taxes for the 2 Commerce Property and (b) beginning June 1, 2020, PCD will pay TC on the first day of each month all lease payments due and payable under the lease and 1/12th of the estimated annual property taxes for the 2 Commerce Property for 2020 and future years.

o	The 11 Commerce Lease Agreement will be amended to provide that (a) CBH will be responsible for paying 2019 property taxes for the 11 Commerce Property and (b) beginning April 1, 2020, PCD will pay CBH on the first day of each month all lease payments due and payable under the lease and 1/12th of the estimated annual property taxes for the 11 Commerce Property for 2020 and future years.

•	Purchase Agreement for the 11 Commerce Property. CBH and 11 Commerce Blvd Holdings, LLC, a Delaware limited liability company (the “Property Purchaser”), entered into a purchase agreement (the “Purchase Agreement”) for the sale by CBH to the Property Purchaser of the 11 Commerce Property for a purchase price of $12,500,000, with a closing scheduled for April 2020 subject to a financing contingency. The Property Purchaser is an affiliate of Buyer. The purchase price will be comprised of cash of $10,125,000 (which is expected to include cash from the Property Purchaser and from third party financing that will have a first lien mortgage on the 11 Commerce Property) and a promissory note in the principal amount of $2,375,000 payable by Property Purchaser to CBH (the “Purchase Note”). The Purchase Note will have an interest rate of the Wall Street Journal Prime Rate plus 2.0%, monthly interest-only payments during the first year, monthly interest and principal payments starting in the second year, a principal amortization period of 24 years starting in the second year and a term of 10 years and will be secured by a second lien mortgage on the 11 Commerce Property.

o	Contribution and Loan. At the closing of the purchase of the 11 Commerce Property pursuant to the Purchase Agreement and if all Settlement Payments have been timely received by Seller, (1) Seller will contribute $900,000 in cash to Property Purchaser to be credited against the cash portion of the purchase price to be provided by the Property Purchaser under the Purchase Agreement and (2) CBH will loan PCD $300,000 in cash which will be evidenced by a promissory note with an interest rate of the Wall Street Journal Prime Rate plus 5.0%, monthly interest-only payments during the term and a maturity date of October 31, 2020 and will be secured by a third lien mortgage on the 11 Commerce Property.

o	Amendment of Lease. At the closing of the purchase of the 11 Commerce Property pursuant to the Purchase Agreement, the 2 Commerce Lease Agreement will be further amended to provide (1) that base rent will be $545,470 per year, (2) an expiration date as of the last day of the month that is 6 months following the closing date of the purchase of the 11 Commerce Property; provided that, PCD may terminate the 2 Commerce Lease Agreement effective on the last day of any month prior to the new expiration date by providing TC written notice electing such termination 30 days in advance of such effective date and (3) all amounts due under the 2 Commerce Lease Agreement will be secured by a fourth lien mortgage on the 11 Commerce Property.

o	Forgiveness of Debt. If there have been no defaults by Buyer, PCD and each of their affiliates under the Settlement Agreement (including exhibits) through November 1, 2021, CBH will forgive $400,000 of the principal amount of the Purchase Note as of November 1, 2021.

•	Smithsonian Release Agreement: The Company, PCD and Liam Lynch entered into an agreement pursuant to which PCD and Mr. Lynch will use their best efforts to have the Smithsonian Institution terminate its support agreement with the Company (which requires the Company (through May 2023) to pay up to $250,000 to the Smithsonian Institution if PCD fails to provide certain required services to the Smithsonian Institution). If the support agreement is terminated on or before the closing of the purchase of the 11 Commerce Property pursuant to the Purchase Agreement, then interest, late fees, collection costs and attorneys’ fees for PCD’s past due amounts under the 2 Commerce Lease Agreement and the 11 Commerce Lease Agreement (aggregating $200,000) will be released. If the support agreement is not terminated on or before the closing of the purchase of the 11 Commerce Property pursuant to the Purchase Agreement, then such amount shall be added to the principal amount of the Purchase Note. If the support agreement is terminated on or before July 31, 2020, but after the closing of the purchase of the 11 Commerce Property pursuant to the Purchase Agreement, then such amount previously included in the principal amount of the Purchase Note will be forgiven from the principal amount of the Purchase Note effective as of the date the support agreement is terminated. If the support agreement is not terminated on or before May 15, 2020 and the closing of the purchase of the 11 Commerce Property pursuant to the Purchase Agreement has not occurred by May 15, 2020, then PCD shall pay such amount to TC and CBH on or before May 18, 2020.

•	Release Agreements. Seller, Buyer, PCD and their affiliates entered into agreements to release claims between the parties. PCD provided TC and CBH with stipulated judgments of eviction for each of the lease agreements, whereby if PCD or any of its affiliates fails to comply with any term of the Settlement Agreement (including exhibits), TC and CBH will have the right to file the stipulated judgments with the applicable court and enforce the terms thereof.

The foregoing description of the Settlement Agreement is a summary only and is qualified in all respects by the provisions of the Settlement Agreement; a copy of the Settlement Agreement (including exhibits) is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of the Company. The Company and its representatives may from time to time make written or oral statements that are “forward-looking”, including statements contained in this current report on Form 8-K. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, other written or oral statements, which constitute forward-looking statements, may be made by or on behalf of the Company. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “may”, “should”, variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and contingencies that are difficult to predict. All forward-looking statements herein speak only as of the date of this current report on Form 8-K or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are qualified by the cautionary statements in this section. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements.

The forward-looking statements contained in this current report on Form 8-K include, but are not limited to, statements regarding (1) the timing and amount of any payments contemplated by the Settlement Agreement (including exhibits), (2) whether or not any provision or agreement of the Settlement Agreement (including exhibits) become effective and (3) the expected source of cash for the closing of the purchase of the 11 Commerce Property pursuant to the Purchase Agreement. The Company undertakes no obligation to update or publicly release any revisions to any forward-looking statement to reflect events, circumstances or changes in expectations after the date of such forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Settlement Agreement, dated as of February 18, 2020, among Palm Coast Data Holdco, Inc., Studio Membership Services, LLC and Palm Coast Data LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: February 19, 2020	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Settlement Agreement, dated as of February 18, 2020, among Palm Coast Data Holdco, Inc., Studio Membership Services, LLC and Palm Coast Data LLC.